UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2007

BLUE RIDGE PAPER PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114032	56-2136509
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

41 Main Street, Canton, North Carolina	28716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (828) 454-0676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           The Board of Directors of Blue Ridge Paper Products Inc. (the “Company”) has accepted the resignation of John B. Wadsworth, effective September 30, 2007, as chief financial officer of the Company.

(c)           The Company’s Board of Directors has appointed Ricardo Alvergue as chief financial officer and principal accounting officer of the Company, effective as of September 30, 2007.  Mr. Alvergue was appointed vice president — Finance of the Company, effective August 24, 2007.  At the time of his appointment, Mr. Alvergue was also serving, since July 1999, as chief financial officer — North America corporate for Burns Philp Group of Companies (“Burns Philp”), affiliated companies of the Rank Group Limited, which is the indirect parent of the Company.

Mr. Alvergue did not receive any additional compensation pursuant to any written or oral plan, contract or arrangement, in connection with his appointment as vice president — Finance, nor will he receive any additional compensation in his capacity as chief financial officer of the Company, from the Company, the Rank Group Limited, Burns Philp, or any affiliate of the Company, the Rank Group Limited or Burns Philp, other than the compensation he was otherwise entitled to receive in his current position as chief financial officer of Burns Philp, prior to serving as an officer of the Company.  In addition, Mr. Alvergue will not receive, or be entitled or eligible to receive, any cash or equity grants or awards made pursuant to any written or oral plan, contract or arrangement (including any incentive bonus arrangements) from any of the Company, the Rank Group Limited, Burns Philp, or any affiliate of the Company, the Rank Group Limited or Burns Philp, other than such grants or awards (including any incentive bonus arrangements) he was otherwise entitled or eligible to receive in his current position as chief financial officer of Burns Philp, prior to serving as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE PAPER PRODUCTS INC.

Date: October 1, 2007	By:	/s/ Ricardo Alvergue
		Name:	Ricardo Alvergue
		Title:	Chief Financial Officer